Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

James Mead

Chief Financial Officer

—and—

Heidi Gillette

Investor Relations

(212) 594-2700

SL Green Realty Corp. Announces Proposed Offering of Common Stock

New York, NY, October 28, 2013 - SL Green Realty Corp. (the “Company”) (NYSE: SLG) announced today an underwritten public offering of 2,600,000 shares of its common stock, par value $0.01 per share (the “Common Stock”).  In connection with the offering, the Company intends to grant the underwriter an option for 30 days to purchase up to an additional 390,000 shares of Common Stock.

The Company intends to use net proceeds from the offering for general corporate purposes, which may include new investments and repayment of outstanding indebtedness of the Company and its subsidiaries.

Citigroup is serving as the sole underwriter of the offering.

This offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2012 and only by means of a prospectus. Copies of these documents may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: (800) 831-9146).

This press release is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale thereof would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2013, SL Green owned interests in 89 Manhattan properties totaling 42.3 million square feet. This included ownership interests in 23.9 million square feet of commercial properties and debt and preferred equity investments secured by 14.9 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban assets totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with three development properties in the suburbs encompassing approximately 0.4 million square feet. The Company also has ownership interests in 28 properties totaling 3.7 million square feet in southern California.

Forward-looking Statements

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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